As filed with the Securities and Exchange Commission on October 10, 2013

Registration No. 333-190943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MANDALAY DIGITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2811 Cahuenga Blvd. West

Los Angeles, CA 90068

(323) 472-5461

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications sent to:
Peter Adderton
Chief Executive Officer	Ben D. Orlanski, Esq.
Mandalay Digital Group, Inc.	Manatt, Phelps & Phillips, LLP
2811 Cahuenga Blvd. West	11355 West Olympic Blvd.
Los Angeles, CA 90068	Los Angeles, CA 90064
(323) 472-5461	(310) 312-4000
(Name, address, including zip code, and telephone number,	(310) 312-4224 Facsimile
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2013

Prospectus

6,475,722 Shares of Common Stock

This prospectus relates solely to the resale of up to an aggregate of 6,475,722 shares of common stock of Mandalay Digital Group, Inc., or, the Company, by the selling stockholders identified in this prospectus, of which 996,428 are shares underlying warrants to purchase common stock held by a selling stockholder which will be sold following the exercise of such warrants. In addition, 60,000 shares underly options to purchase common stock held by selling stockholders which will be sold following the exercise of such options. We are registering the offer and sale of the shares on behalf of the selling stockholders. The shares are being registered to satisfy pre-existing contractual registration rights held by the selling stockholders.  Approximately 4.3 million of the shares being registered were issued prior to 2013 and approximately 1.2 million were issued in connection with corporate acquisitions, of which approximately 940,000 are subject to contractual lock-up agreements with us restricting sales until April 11, 2014. See “Plan of Distribution”. In addition, 357,143 of the shares being registered are held by an affiliate.  See “Certain Relationships and Transactions”.

The selling stockholders may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at fixed or privately negotiated prices. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the securities. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these securities.

Our common stock is traded on the NASDAQ Capital Market under the symbol “MNDL.” As of October 9, 2013, the closing sale price of our common stock on the NASDAQ Capital Market was $2.65 per share.

Investing in our Securities involves a high degree of risks. You should review carefully and consider the risk factors included under the heading “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2013, which is incorporated by reference herein, as well as in any other subsequently filed quarterly or current reports.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, the selling stockholders may offer and sell, from time to time, an aggregate of up to 6,475,722 shares of Mandalay Digital Group’s common stock. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling the Company’s common stock. We may also add, update or change information in a prospectus supplement any information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

You should read both this prospectus and any prospectus supplement as well as the information incorporated by reference in this prospectus or any prospectus supplement. See “Documents Incorporated by Reference” and “Where You Can Find More Information” for more information.

We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. This prospectus and any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered common stock to which they relate, nor do this prospectus and any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated therein by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or common stock is sold on a later date.

Reference in this prospectus to “the Company,” “Mandalay Digital Group”, “we”, “us”, and “our” refer to Mandalay Digital Group, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, and any applicable prospectus supplement, including the risks discussed under the heading “Risk Factors” and under similar headings contained in the other documents that are incorporated by reference into this prospectus.

Our Company

Mandalay Digital Group is at the convergence of Internet media content and mobile communications. We are an established provider of mobile services enabling mobile content distribution and transactions serving mobile operators, end consumers, and original equipment manufacturers (OEM’s) of mobile devices and tablets. Our software as a service (“SaaS”) based platform delivers a mobile services platform that works with mobile operators and third-party publishers to provide portal management, user interface, content development and billing technology that enables the ecosystem required for the global distribution of mobile content. Our platforms provide our customers with the tools to implement an intuitive user experience and storefront, enabling the discovery, purchase and download of mobile content. Our integrated solutions address the mobile ecosystem spanning mobile optimized websites, mobile applications, mobile merchandising and content management, mobile messaging, mobile advertising, mobile billing and predictive analytics. Our solutions empower our customers to drive loyalty, generate revenue and re-engineer business processes to capture the advantages of their mobile-enabled customer base. Our predictive analytics capabilities allow our customers to recommend the right solution to their end-customer based upon the consumers’ tastes and preferences. We are headquartered in Los Angeles and have offices in Europe, Israel and Australia to support our global sales and marketing efforts.

Key Operating Divisions

Through its acquisitions of Digital Turbine, Logia, and MIA, the Company now has five product suites that provide an end-to-end solution for operators, device OEMs, and other third parties to monetize mobile content. Those solutions are branded: Digital Turbine Ignite, Digital Turbine IQ, Digital Turbine Marketplace, Digital Turbine Content, and Digital Turbine Pay. The solutions can be sold together as a holistic ‘end-to-end’ product suite or de-bundled individually, depending upon the needs of the customer.

Digital Turbine

On December 28, 2011, the Company acquired the assets of Digital Turbine Group, LLC, the developer of Digital Turbine, which has been re-branded as “Digital Turbine IQ”, a technology platform that allows media companies, mobile carriers, and their OEM handset partners to take advantage of multiple mobile operating systems across multiple networks, and offers solutions that allow them to maintain their own branding and personalized, one-to-one relationships with each end-user. IQ’s cross-platform user interface and multimedia management system for carriers and OEMs can be integrated with different operating systems to provide a more organized and unified experience for end-users of mobile content across search, discovery, billing, and delivery. Other aspects of the platform, such as a smart content discovery toolbar, allows carriers and OEMs to control the data presented to their users while giving the end-user a more efficient way of finding and purchasing the desired content.

With the acquisition and integration of the assets of Digital Turbine, the Company is able to provide an end-to-end, modular platform to the Company’s existing carrier customers. The combined Digital Turbine offering allows new and existing customers to choose from a fully outsourced, smart mobile ecosystem to more efficient, modular components that can be integrated with different operating systems to provide a more unified experience for end-users of mobile content across search, discovery, billing, and delivery.

Based upon the initial launch data, the Company believes there is an opportunity to integrate its IQ platform with new and existing mobile carriers. Mobile carriers are facing increased competition from competing mobile application storefronts and improved user experiences from other retailing, social networking, and operating system providers including Apple, Google, Amazon, and Facebook. As a result, operators are looking for new, innovative solutions to better manage their existing user experience. The IQ platform can be “whitelabeled” to allow operators to custom tailor their own unique branding experience to the customer.

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In addition to improved user experiences, many operators are looking for end-to-end solutions for their mobile storefronts that include procuring and programming the content, managing the content experience, ingesting content into the content management system (CMS), securely installing and de-installing applications from the device, and integrating with the back-end elements such as billing interfaces, analytics, settlement, and reporting.

Digital Turbine Ignite is a mobile application management software that is pre-installed on devices to help operators and content providers pre-install software in a more automated and segmented fashion. This software allows operators to customize the out-of-the-box experience for customers and monetize their homescreens via Cost-Per-Install or CPI arrangements with third party software developers. The Company has launched with numerous new customers for Digital Turbine Ignite such as Telefonica, Avea Turkey, and Cellcom Israel.

Digital Turbine IQ is a User Experience and User Interface that enables customers to search and discover content from various sources including social media, search engines, and applications. Early results from the Digital Turbine IQ product indicate that customers are more satisfied and purchase more content when the IQ software is being utilized as the primary search and discovery vehicle. To date, IQ has been deployed with Boost in Australia, Cellcom in Israel, and Axis in Indonesia.

Digital Turbine Marketplace is an application storefront that manages the retailing of mobile content including features such as merchandizing, product placements, reporting, pricing, promotions, and distribution of digital goods. The Digital Turbine Marketplace is deployed with many operators around the world including with operators in Australia, Israel, Philippines, and Italy.

Digital Turbine Content is the primary revenue generating product from Digital Turbine today. It includes the distribution and licensing of content across multiple content categories including music, applications, wallpapers, eBooks, and games. The Company has its content being sold across multiple geographies including such as Australia, Israel, Turkey, Indonesia, Philippines, Italy, India and Germany.

DT Pay is a Application Programming Interface (API) that integrates between mobile operators billing infrastructure and content publishers to facilitate mobile commerce. Increasingly, mobile content publishers want to go directly to consumers to sell their content versus sell through traditional distributors such as Google Play or Apple Application Store. DT Pay allows the publishers and the operators to monetize those applications by allowing the content to be billed directly to the consumer via the operator bill. Currently DT Pay is launched in both Australia and Italy.

Logia

The Company acquired the assets of Logia Group, Ltd. on September 13, 2012. As a part of the transaction, the Company, through one or more subsidiaries acquired, among other things, the assets comprising the “LogiaDeck” software, which has been rebranded “Digital Turbine Ignite” (Ignite), and certain operator and other contracts related to the business. Ignite is a patent pending mobile application management solution that enables operators and device OEM’s to pre-install and manage applications from a single web interface. It simplifies the device launch process for operators as well as allows the Company and the operator or OEM to monetize their devices with pre-installation of applications.

Logia’s solutions for top-tier mobile operators and content providers include device application management solutions, white label app and media stores, in-app payment solutions, app-based value added services, and mobile social music and TV offerings. Logia operates in more than 20 countries and provides services to more than 50 leading mobile carriers. It has relationships with over 500 app developers and content vendors and well as business agreements with unique mobile platforms and service providers. Our strategy is to combine Logia’s mobile solutions, carrier relationships and global distribution capabilities with the IQ user experience to provide a ‘best-in-class’, end-to-end solution for the Company’s carrier partners to fully monetize their mobile content catalogs as well as third-party offerings. The Company has signed contracts to license the Ignite solution with numerous global customers including Telefonica, Cellcom, and Avea.

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Twistbox Entertainment, Inc.

On February 12, 2008, the Company completed its acquisition of Twistbox Entertainment, Inc. (“Twistbox”).

Twistbox is a global publisher, developer and enabler of mobile content and data services across mobile networks. Twistbox provides its services in over 14 countries supporting over 50 carriers. Since operations began in 2003, Twistbox has developed an intellectual property portfolio that includes a proprietary mobile publishing platform covering: tools that automate device management; distribution and billing technology; a mobile games development, distribution and retail platform; and a content ratings system adopted by wireless carriers globally to assist with the deployment of age-verified content. Twistbox has leveraged its intellectual property and carrier-class platforms to secure agreements with leading mobile operators throughout the world including, among others, Vodafone, Telefonica, and Orange.

Twistbox currently has a large number of distribution agreements with mobile operators and portals in Europe and North America. Twistbox currently has distribution agreements with more than 15 single territory operators in 11 countries. The strength and coverage of these relationships is of paramount importance and the ability to support and service them is a vital channel for Twistbox’s new product offerings and services.

We are still considering the future status and role of Twistbox in relation to our focus on the IQ platform. Although it is one of our active businesses, Twistbox revenues have been declining, which we expect to continue for the foreseeable future. At the same time, we are leveraging its existing customer base for offerings by IQ. While offering the IQ platform to Twistbox customers is an attractive strategy, it continues to entail significant risks, some of which are described in the “Risk Factors” set forth in our Annual Report on Form 10-K, as amended, and includes the risk that Twistbox may operate at a deficit while we work on launching the suite of IQ products, which, in turn, entails business and financial risks and the possibility of needing additional capital and the associate dilution.

MIA

On April 12, 2013, the Company, through its indirect wholly owned subsidiary organized under the laws of Australia, acquired all of the issued and outstanding stock of Mirror Image International Holdings Pty Ltd (“MIAH”). MIAH owns direct or indirect subsidiaries that we refer to as the “MIA Group”. The acquired business of the MIA Group is referred to as “MIA” in this prospectus. MIA is a leading mobile solutions provider based in Australia. MIA has extensive content licenses with major brands as well as a proprietary content management and billing integration system called “Sphere”. MIA enables experiences on connected devices by enabling the delivery of content and applications to multiple devices, across any network, in any format. The Sphere platform enables carriers, media companies and brands to work together.

Corporate Information

Our facilities and executive offices are located at 2811 Cahuenga Blvd. West, Los Angeles, CA 90068, and our telephone number is (323) 472-5461. Additional information about us is available on our website at www.mandalaydigital.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “MNDL.”

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RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K, as amended, for the year ended March 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of these reports. Additional risks related to our securities may also be described in a prospectus supplement and are set forth below. Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors we describe in this prospectus and in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K, as amended, for the year ended March 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or any prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks relating to Our Common Stock

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the current price.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

•	quarterly variations in our revenues and operating expenses;

•	developments in the financial markets, and the worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	fluctuations in merchant credit card interest rates;

•	significant sales of our common stock or other securities in the open market; and

•	changes in accounting principles.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

If the market price of our common stock declines, we may not be able to maintain our listing on the Nasdaq Capital Market which may impair our financial flexibility and restrict our business significantly.

The stock markets have experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many companies that may be unrelated or disproportionate to the operating results of such companies. These broad market movements may adversely affect the market price of the common stock. Our common stock is presently listed on Nasdaq. Although we are not currently in jeopardy of delisting, we cannot assure you that we will meet the criteria for continued listing and our common stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. If our common stock were to be delisted from Nasdaq, we may face a lengthy process to re-list the common stock, if we are able to re-list the common stock at all, and the liquidity that Nasdaq provides will no longer be available to investors.

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The sale of securities by us in any equity or debt financing, or the issuance of new shares related to an acquisition, could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale or issuance of common stock by us in a future offering or acquisition could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company, and this could negatively impact our earnings and results of operations.

We may need to raise additional capital to grow our business, and we may not be able to raise capital on terms acceptable to us or at all.

The operation of our business and our efforts to grow our business will further require significant cash outlays and commitments. If our cash, cash equivalents and short-term investments balances and any cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through debt or equity financings, to fund our growth. We may not be able to raise needed cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the fair market value of our common stock. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about our business or us. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

We do not anticipate paying dividends.

We have never paid cash or other dividends on our common stock. Payment of dividends on our common stock is within the discretion of our Board of Directors and will depend upon our earnings, our capital requirements and financial condition, and other factors deemed relevant by our Board of Directors. However, the earliest our Board of Directors would likely consider a dividend is if we begin to generate excess cash flow.

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) collectively beneficially own approximately 47.3% of our outstanding common stock as of October 8, 2013. As a result, this group will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and, accordingly, this group could cause us to enter into transactions or agreements that we would not otherwise consider.

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If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting. We are in the process of strengthening and testing our system of internal controls. The process of implementing our internal controls and complying with Section 404 is expensive and time consuming and requires significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. We currently have material weaknesses, as discussed in our Annual Report on Form 10-K, as amended, for the year ended March 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. If we discover an additional material weakness in our internal control, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, if we fail to comply with the applicable portions of Section 404, we could be subject to a variety of administrative sanctions, including ineligibility for short form resale registration, action by the SEC, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business.

Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The requirements of these rules and regulations has resulted in an increase in our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may place undue strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. For example, we depend on the reports of wireless carriers for information regarding the amount of sales of our products and services and to determine the amount of royalties we owe branded content licensors and the amount of our revenues. These reports may not be timely, and in the past they have contained, and in the future they may contain, errors.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

 The Sarbanes-Oxley Act makes it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required in the future to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified directors, and officers will be significantly curtailed.

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The ownership interest of our current stockholders will be substantially diluted if our outstanding securities convertible and/or exercisable into shares of our common stock are converted and/or exercised.

As of October 8, 2013, we had an aggregate of warrants to purchase approximately 4,194,383 shares of our common stock. To the extent our outstanding securities convertible and/or exercisable into shares of our common stock are converted and/or exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares of common stock eligible for resale into the public market. Sales of such shares of common stock could adversely affect the market price of our common stock.

Shares eligible for future sale

As of October 8, 2013, 20,153,695 total outstanding shares of common stock are restricted from immediate resale but may be sold into the market in the near future, or, in certain cases, as soon as contractual lock-up restrictions have been lifted.  In addition, 4,194,383 shares are underlying warrants and may be immediately sold into the marketplace upon exercise thereof, subject, in certain cases, to any contractual or statutory holding period limitations on the warrants. This could cause the market price of our common stock to drop significantly. Shares of restricted common stock are generally available for resale following a six month holding period. As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this prospectus or the documents incorporated by reference. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Our limited cash and a history of losses;

•	Our ability to complete customer transactions and strategic acquisitions;

•	Risks and costs associated with product development;

•	The outcome of our plans for future operations and growth;

•	Successful integration of acquired businesses;

•	Economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;

•	The highly competitive nature of our industry;

•	Our ability to attract and retain qualified managers and skilled employees;

•	Our ability to raise sufficient capital when needed, or at all;

•	Local, regional, national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession;

•	Political instability, acts of war or terrorism, or natural disasters;

•	Continued volatility in the credit and equity markets and the resulting effect on the general economy; and

•	Our success at managing the risks involved in the foregoing items.

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus or any prospectus supplement or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Forward-looking statements may be contained in this prospectus or any prospectus supplement (and the documents incorporated by reference herein or therein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K, as amended, or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in us should consider all risks and uncertainties disclosed in our filings with the SEC described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of our common stock under this prospectus. Accordingly, we will not receive any part of the proceeds from the sale or our common stock under this prospectus.

SELLING STOCKHOLDERS

We are a party to various agreements for the sale of our securities to stockholders pursuant to which we have agreed to register, under the Securities Act of 1933, shares of our common stock or common stock underlying the exercise of warrants issued to stockholders as part of the consideration to purchase shares of our common stock or warrants exercisable for shares of our common stock. This prospectus is filed to comply with these registration obligations. The selling stockholders may sell all, a portion or none of their shares at any time.

Stock Ownership of Selling Stockholders

The following table sets forth the maximum number of shares of common stock to be sold by the selling stockholders and information known to us with respect to the beneficial ownership of our common stock as of October 3, 2013 held by the selling stockholders and their affiliates. We have prepared this table using information furnished to us by or on behalf of the selling stockholders.

We have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we included any shares as to which the selling stockholders has sole or shared voting power or investment power. Under the rules of the SEC more than one person may be deemed a beneficial owner of the same securities. Percentage of shares beneficially owned is based on 31,252,303 shares of common stock outstanding and 20,000 shares of common stock issuable upon conversion of outstanding shares of our Series A convertible preferred stock as of October 3, 2013.

Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering (3)		Number of Shares of Common Stock to be Sold Under the Offering (1)		Shares of Common Stock Beneficially Owned After the Offering (2)
TAJA, LLC (4)	755,714	2.4%	250,000	(21)	625,714	2.0%
Adage Capital Partners (5)	2,913,893	9.2%	2,510,667		403,226	1.3%
William C. Powers Trust dtd 12/18/09 (6)	1,071,428	3.4%	1,071,428		-	-
Powers Trust dtd 12/18/09 (7)	357,143	1.1%	357,143		-	-
McKenna & Associates LLC (8)	107,143	*	107,143		-	-
Louis Addeo	35,714	*	35,714		-	-
Mather Family Trust dated 08/21/08 (9)	178,571	*	178,571		-	-
Logia Group Ltd. (10)	62,500	*	62,500		-	-
LOGIADECK Ltd. (11)	125,000	*	125,000		-	-
Donald G. Drapkin	121,429	*	21,429		100,000	-
Erich P. Mauff	89,286	*	89,286		-	-
James Berylson	178,571	*	178,571		-	-
Windsor Media Inc (12)	357,143	1.1%	357,143		-	-
Mirror Image Media Group Pty Limited (13)	165,769	*	165,769		-	-
RHP Interests Pty Ltd (14)	165,769	*	165,769		-	-
Eleven Eleven Holdings Pty Limited (15)	165,769	*	165,769		-	-
M4H Pty Limited (16)	165,769	*	165,769		-	-
Tricky Pty Ltd (17)	165,769	*	165,769		-	-
Zingo (Aust) Pty Ltd (18)	165,769	*	165,769		-	-
Connelly Superannuation Pty Ltd CAN 137 554 388 (19)	23,664	*	23,664		-	-
Kirstie Elizabeth Brown	23,664	*	23,664		-	-
Timothy McKnight	29,185	*	29,185		-	-
Andrew Schleimer (20)	260,000	*	60,000		200,000	-
TOTAL	7,684,662	23.8%	6,475,722		1,328,940	4.2%

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*                  Denotes less than 1%

(1)               Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days (of October 3, 2013) are deemed outstanding. Shares subject to warrants or options, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)               Assumes all shares held by the selling stockholders included in this prospectus are offered and sold in a future offering.

(3)               Includes shares underlying warrants to purchase common stock of the company as follows:

Adage Capital Partners	500,000
William C. Powers Trust dtd 12/18/09	214,285
Powers Trust dtd 12/18/09	71,428
McKenna & Associates LLC	21,429
Louis Addeo	7,143
Mather Family Trust dated 08/21/08	35,714
Donald G. Drapkin	21,429
Erich P. Mauff	17,857
James Berylson	35,714
Windsor Media Inc.	71,429
TOTAL	996,428

(4) Gina Robins holds investment and voting control with respect to the shares owned by TAJA, LLC.

(5) Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners, L.P., and as such has discretion over the portfolio securities beneficially owned by the Adage Capital Partners, L.P. Adage Capital Advisors, L.L.C., is the managing member of Adage Capital Partners GP, L.L.C. and directs its operations. Robert Atchinson and Phillip Gross are the managing members of Adage Capital Partners GP, L.L.C. and Adage Capital Advisors, L.L.C. and general partners of Adage Capital Partners, L.P.

(6) William C. Powers is the trustee of the William C. Powers Trust and has the sole power to vote or to direct the vote and dispose or to direct the disposition the shares, including the shares underlying warrants, owned by the William C. Powers Trust.

(7) William C. Powers and his wife, Carolyn Clark are the co-trustees of the Powers Trust and jointly have the power to vote or to direct the vote and dispose or to direct the disposition of the shares, including the shares underlying warrants, owned by the Powers Trust.

(8) Andrew McKenna holds investment and voting control with respect to the shares owned by McKenna & Associates, LLC.

(9) Scott Mather is the trustee of the Mather Family Trust and holds investment and voting control with respect to the shares owned by the Mather Family Trust.

(10) Kobi Marenko and Leon Shalev, directors of Logia Group Ltd. co-hold investment and voting control with respect to the shares owned by Logia Group Ltd.

(11) Kobi Marenko and Leon Shalev, directors of LOGIADECK Ltd. co-hold investment and voting control with respect to the shares owned by LOGIADECK Ltd.

(12) Terry Semel holds investment and voting control with respect to the shares owned by Windsor Media, Inc. Jeffrey Karish, the President of Windsor Media, Inc. is a director of the Company.

(13) Patrick Chye holds investment and voting control with respect to the shares owned by Mirror Image Media Group Pty Ltd.

(14) Tim McGee holds investment and voting control with respect to the shares owned by RHP Interests Pty Ltd.

(15) Tim Ricker holds investment and voting control with respect to the shares owned by Eleven Eleven Holdings Pty Limited.

(16) Andrew McKnight holds investment and voting control with respect to the shares owned by M4H Pty Limited.

(17) Richard Mergler holds investment and voting control with respect to the shares owned by Tricky Pty Ltd.

(18) Jon Mooney holds investment and voting control with respect to the shares owned by Zingo (Aus) Pty Ltd.

(19) Garry Connelly holds investment and voting control with respect to the shares owned by Connelly Superannuation Pty Ltd.

(20) Mr. Schleimer received options to purchase 60,000 shares of common stock of the Company, pursuant to a consulting agreement he entered into on October 2, 2013. The exercise price of the options is $2.75, the closing price of the Company’s stock on October 3, 2013. Mr. Schleimer also owns 200,000 shares of restricted stock of the Company, earned under a prior consulting agreement, that are not being registered hereunder.

(21) Includes 120,000 shares of common stock issuable upon the exercise of warrants that are not exercisable until August 14, 2014 pursuant to contractual restrictions and, therefore, not presently beneficially owned by TAJA, LLC.

Transactions Through Which the Selling Stockholders Obtained Beneficial Ownership of the Shares of Common Stock being Offered Hereby

TAJA, LLC received the shares of the Company common stock to be sold under the offering pursuant to that certain Second Amended and Restated Senior Subordinated Secured Note (the “Secured Note”) due June 21, 2013, as amended to extend the maturity date to June 21, 2015, between Twistbox Entertainment, Inc., a subsidiary of the Company, and TAJA, LLC (the “Investor”), and that certain Unsecured Subordinated Convertible Note (the “Unsecured Note”) with the Investor, the terms of which are reflected in that certain Convertible Note Financing Binding Term Sheet dated December 29, 2011 as amended by that certain Convertible Note Financing Binding Term Sheet dated March 1, 2012, and that certain Convertible Note Financing Agreement with the Investor, dated as of August 14, 2013, pursuant to which the Investor subscribed for 80,000 shares of the Company’s common stock and warrants to purchase 120,000 shares of the Company’s common stock (the “Warrants”) and converted debt under the Unsecured Note into 285,714 shares of the Company’s common stock exchanged the remaining principal of $180,000 and interest of $55,977 (in the combined amount of $235,977) for a like amount of additional Secured Notes. The Company issued 50,000 shares of common stock to TAJA, LLC in June 2013 as consideration for TAJA, LLC entering into a subordination agreement relating to the acquisition of MIA Group in April 2013. The material terms of the Convertible Note Financing Agreement are described in the Company’s Current Report on Form 8-K filed on August 15, 2013, which is incorporated herein by reference. The material terms of the Secured Note and the Unsecured Note are described in the Company’s Annual Report, as amended, on Form 10-K/A under Item 7 Management Discussion and Analysis of Financial Condition and Result of Operations – Summary of the AMV Acquisition filed on July 2, 2013, each of which are incorporated herein by reference.

Adage Capital Partners L.P. received the shares of the Company common stock to be sold under the offering pursuant to (1) that certain convertible note financing (the “Financing”) under which the Company issued to Adage Capital Partners L.P. an unsecured subordinated convertible note (the “Note”) in the principal amount of $7,000,000 on December 29, 2011 and (2) that certain Convertible Note Financing Binding Term Sheet (the “Adage Term Sheet”), effective as of March 1, 2012, pursuant to which the parties agreed to restructure certain terms of the Financing, including conversion of the entire outstanding principal amount and all accrued and unpaid interest thereon under the Financing into 2,010,666 shares of common stock of the Company and warrants to purchase 500,000 shares of Company common stock at a exercise price of $3.50. The material terms of the Financing are described in the Company’s Current Report on Form 8-K filed on January 4, 2012, and the material terms of the Adage Term Sheet are described in the Company’s Current Report on Form 8-K filed on March 7, 2012, each of which are incorporated herein by reference.

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The William C. Powers Trust dtd 12/18/09 received certain shares of the Company common stock to be sold under the offering pursuant to an Equity Financing Binding Term Sheet, dated as of March 1, 2012 (the “First William Powers Trust Term Sheet”), pursuant to which the Company agreed to issue an aggregate of 571,428 shares of its common stock and warrants to purchase 142,857 shares of its common stock (subject to adjustment), for an aggregate purchase price of $2,000,000. The warrants have an exercise price of $3.50 per share (subject to adjustment) and a five year term and may be exercised only following the first anniversary of the date of issuance. In addition, the William C. Powers Trust dtd 12/18/09 received certain shares of the Company common stock to be sold under the offering pursuant to an Equity Financing Binding Term Sheet, dated as of December 13, 2012 (the “Second William Powers Trust Term Sheet”), pursuant to which the Company agreed to issue an aggregate of 285,714 shares of its common stock and warrants to purchase 71,428 shares of its common stock (subject to adjustment), for an aggregate purchase price of $1,000,000. The warrants have an exercise price of $3.50 per share (subject to adjustment) and a five year term and may be exercised only following the first anniversary of the date of issuance. In addition, each of the First and Second William Powers Trust Term Sheets provide that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date such term sheet and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the applicable investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

The Powers Trust dtd 12/18/09 received the shares of the Company common stock to be sold under the offering pursuant to an Equity Financing Binding Term Sheet, dated as of June 7, 2012 (the “Powers Trust Term Sheet”), pursuant to which the Company agreed to issue an aggregate of 285,714 shares of its common stock and warrants to purchase 71,428 shares of its common stock (subject to adjustment), for an aggregate purchase price of $1,000,000. The warrants have an exercise price of $3.50 per share (subject to adjustment) and a five year term and may be exercised only following the first anniversary of the date of issuance. In addition, the Powers Trust Term Sheet provides that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Powers Trust Term Sheet and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the applicable investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

McKenna & Associates LLC received the shares of the Company common stock to be sold under the offering pursuant to two separate Equity Financing Binding Term Sheets, as follows: The first term sheet, dated March 5, 2012, pursuant to which the Company agreed to issue an aggregate of 28,571 shares of its common stock and warrants to purchase 7,142 shares of its common stock (subject to adjustment), for an aggregate purchase price of $100,000 (the “First Term Sheet”). The warrants issued under the first term sheet have an exercise price of $3.50 per share (subject to adjustment) and a five year term. The second term sheet, dated May 9, 2013, pursuant to which the Company agreed to issue an aggregate of 57,143 shares of its common stock and warrants to purchase 14,286 shares of its common stock (subject to adjustment), for an aggregate purchase price of $200,000 (the “Second Term Sheet”). The warrants issued under the second term sheet have an exercise price of $3.50 per share (subject to adjustment) and a five year term and may be exercised only following the first anniversary of the date of issuance. In addition, the each of the First Term Sheet and the Second Term Sheet provide that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Equity Agreements and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the applicable investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

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Louis Addeo and the Mather Family Trust received the shares of the Company common stock to be sold under the offering pursuant to two separate Equity Financing Binding Term Sheets, each dated as of March 5, 2012 (the "Equity Agreements"), pursuant to which the Company agreed to issue an aggregate of 171,428 shares of its common stock and warrants to purchase 42,857 shares of its common stock (subject to adjustment), for an aggregate purchase price of $600,000. The warrants have an exercise price of $3.50 per share (subject to adjustment) and a five year term. In addition, the Equity Agreements provide that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Equity Agreements and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the applicable investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

Logia Group Ltd. and LOGIADECK Ltd. each received the shares of Company common stock to be sold in the offering in connection with the Company’s acquisition of subsidiaries and assets of Logia Group, Ltd. (“Logia”): Logia Content Development and Management Ltd., Volas Entertainment Ltd. and Mail Bit Logia (2008) Ltd (the “Targets”). In addition, the Company acquired, by assignment to an acquisition entity from S.M.B.P. IGLOO Ltd. (an affiliate of Logia) (“Igloo”) the assets comprising the “LogiaDeck” software, and certain operator and other contracts related to the business of the Targets that were entered into by Logia, on August 14, 2012. The material terms of the Company’s acquisition of the MIA group are described in our Current Report on Form 8-K filed by the Company on August 20, 2012, which is incorporated herein by reference.

Donald Drapkin received shares of the Company common stock to be sold in the offering pursuant to an Equity Financing Binding Term Sheet, dated as of January 20, 2013 (the “Drapkin Term Sheet”), pursuant to which the Company agreed to issue an aggregate of 85,714 shares of its common stock and warrants to purchase 21,428 shares of its common stock (subject to adjustment), for an aggregate purchase price of $300,000. As of the date hereof, Mr. Drapkin continues to own the warrants to purchase 21,428 shares of common stock. The warrants have an exercise price of $3.50 per share (subject to adjustment) and a five year term and may be exercised only following the first anniversary of the date of issuance. In addition, the Drapkin Term Sheet provides that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Drapkin Term Sheet and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the applicable investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

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Eric Mauff received shares of the Company common stock to be sold in the offering pursuant to an Equity Financing Binding Term Sheet, dated as of January 25, 2013 (the “Mauff Term Sheet”), pursuant to which the Company agreed to issue an aggregate of 71,429 shares of common stock and warrants to purchase 17,857 shares of its common stock (subject to adjustment), for an aggregate purchase price of $250,000. The warrants have an exercise price of $3.50 per share (subject to adjustment) and a five year term and may be exercised only following the first anniversary of the date of issuance. In addition, the Mauff Term Sheet provides that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Mauff Term Sheet and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the applicable investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

James Berylson received shares of the Company common stock to be sold in the offering pursuant to an Equity Financing Binding Term Sheet, dated as of April 8, 2013 (the “Berylson Term Sheet”), pursuant to which the Company agreed to issue 142,857 shares of its common stock and warrants to purchase 35,714 shares of its common stock (subject to adjustment), for a purchase price of $500,000 in cash. The warrants have an exercise price of $3.50 per share (subject to adjustment), a five year term, and may be exercised only following the first anniversary of the date of issuance. In addition, the Berylson Term Sheet provides that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Berylson Term Sheet and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

Windsor Media Inc. received shares of the Company common stock to be sold in the offering pursuant to an Equity Financing Binding Term Sheet, dated as of May 22, 2013, (the “Windsor Equity Agreement”), pursuant to which the Company agreed to issue an aggregate of 285,714 shares of its common stock and warrants to purchase 71,429 shares of its common stock (subject to adjustment), for an aggregate purchase price of $1,000,000. The warrants have an exercise price of $3.50 per share (subject to adjustment), a five year term, and may be exercised only following the first anniversary of the date of issuance thereof. In addition, the Windsor Equity Agreement provides that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Windsor Equity Agreement and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the investor will have a right to participate in future financings by the Company for a period of two years on a pro rata basis in accordance with its ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant). Jeffrey Karish, the president of Windsor Media Inc. is a director of the Company.

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Mirror Image Media Group Pty Limited, RHP Interests Pty Ltd., Eleven Eleven Holdings Pty Limited, M4H Pty Limited, Tricky Pty Ltd., Zingo (Aust) Pty Ltd., Connelly Superannuation Pty Ltd., Kirstie Elizabeth Brown and Timoth McKnight each received the shares of Company common stock to be sold in the offering in connection with the Company’s acquisition of Mirror Image International Holdings Pty Ltd ("MIAH") and its direct or indirect subsidiaries Mirror Image Access (Australia) Pty Ltd (MIA), MIA Technology Australia Pty Ltd (MIATA) and MIA Technology IP Pty Ltd (together the MIAH, the “MIA Group”), on April 12, 2013. The material terms of the Company’s acquisition of the MIA group are described in our Current Reports on Form 8-K filed by the Company on April 12, 2013 and on July 17, 2013, which are incorporated herein by reference. Jon Mooney who holds investment and voting control with respect to the shares owned by Zingo (Aus) Pty Ltd., and Kirstie Elizabeth Brown are employees of Digital Turbine Asia Pacific, which is an indirect, wholly-owned subsidiary of the Company.

Other than as disclosed above and in the selling stockholder table above, the Company has not had any material relationships with the selling stockholders during the past three years.

Certain Relationships and Transactions

We are registering 357,143 shares of common stock on behalf of Windsor Media Inc., a selling stockholder. Jeffrey Karish, the President of Windsor Media, Inc., is a member of the Board of Directors of the Company.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholders to sell shares directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

938,934 of the shares being registered are subject to contractual lock-up agreements with us restricting sales by the holder until April 13, 2014. 60,000 of the shares being registered are subject to lock-up until February 16, 2014 (which such lock-up could terminate earlier under certain limited circumstances).  The Company has the right to waive the April 2014 lock-ups but has no plan on doing so.  The lock-up agreements generally restrict sales, transfers, short sales, grants of options, hedging or pledging of the shares.

The selling stockholders may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

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•	to or through underwriters or broker-dealers;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwriters or broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, the selling stockholders may sell securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Based upon various agreements that we have entered into with the selling stockholders, we may or may not have provided the selling stockholders with various rights to require us to facilitate their sales, and we may be required to take specific actions on behalf of such stockholders such as the filing of prospectus supplements or entering into underwriting agreements. However, for the avoidance of doubt, any obligation of the Company will in call cases be limited to the contractual obligations set forth in each specific agreement.

Offers to purchase our common stock may be solicited by agents designated by the selling stockholders from time to time. Any agent involved in the offer or sale of our securities will be named, and any commissions payable by us and/or the selling stockholders to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

The selling stockholders may transfer their shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144.

If the selling stockholders offer and sell our securities through an underwriter or underwriters, we and/or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make re-sales of our securities. If underwriters are used in the sale of any of our securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us and/or the selling stockholders at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our securities the underwriters will be obligated to purchase all such securities if any are purchased.

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If any underwriters are involved in the offer and sale of our securities, they will be permitted to engage in transactions that maintain or otherwise affect the price of our stock. These transactions may include over-allotment transactions, purchase to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing securities in the open market. In general, purchases of stock to reduce a short position could cause the price of the stock to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

If the selling stockholders offer and sell our securities through a dealer, the selling stockholders or an underwriter will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The selling stockholders may solicit offers to purchase our securities directly and the selling stockholders may sell our securities directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any re-sales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and/or the selling stockholders may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

Some of the agents, underwriters or dealers or their affiliates may be customers of, engage in transactions with or perform services for us, the selling stockholders or any of our or their affiliates in the ordinary course of business.

The selling stockholders may authorize our respective agents or underwriters to solicit offers to purchase our securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of our securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

The selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any profit they realize on the resale of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

From time to time, the selling stockholders may pledge or grant a security interest in some or all of our shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholders also may transfer, distribute or donate our common stock owned by them in other circumstances. The number of shares of our common stock beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer, distribute or donate their shares of our common stock or default in performing obligations secured by their shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, donees, pledgees, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.

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Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, and before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF COMMON STOCK

 The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that the selling stockholders may offer pursuant to this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

We have 202,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, of which 100,000 have been designated as Series A Convertible Preferred Stock, par value $0.0001 per share, or Series A Preferred Stock. As of October 3, 2013, we had 31,252,303 shares of common stock outstanding and 100,000 shares of our Series A Preferred Stock outstanding that are convertible into 20,000 shares of common stock. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock have are not entitled to preemptive or subscription rights to purchase any of our securities under our charter documents.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus will also be, fully paid and non-assessable.

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Our common stock is listed on the NASDAQ Capital Market under the symbol “MNDL.” American Stock Transfer is the transfer agent and registrar for our common stock. Its address is 6201 15th Avenue Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement. Manatt, Phelps & Phillips, LLP owns 552,857 shares of common stock and warrants to purchase an additional 23,214 shares of common stock of the Company.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended March 31, 2013 have been so incorporated in reliance on the report of SingerLewak LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. The following documents have been previously filed by us with the SEC pursuant to the Exchange Act and are hereby incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part:

•	Our Annual Report on Form 10-K for the year ended March 31, 2013, filed with the SEC on July 1, 2013 as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on July 2, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013;

•	Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on April 12, 2013, April 17, 2013, April 18, 2013, May 30, 2013, May 30, 2013, May 31, 2013, June 11, 2013, June 26, 2013, July 12, 2013, July 12, 2013, July 17, 2013, August 15, 2013, August 23, 2013, September 17, 2013, September 24, 2013, September 24, 2013 and September 27, 2013 (but excluding the portions of such reports expressly noted as being furnished and not filed); and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 2013.

•	All Exchange Act filings required to be incorporated by reference into this prospectus after the date of the registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus.

Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus will also be deemed incorporated by reference in this prospectus and considered to be part of this prospectus from the date those documents are filed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. If you make a request, orally or in writing, for any information that has been incorporated by reference into this prospectus but not delivered with this prospectus, we will provide you, without charge, a copy of any or all of that information. Requests for this information should be submitted in writing to our Secretary, at our principal executive offices at Mandalay Digital Group, Inc., 2811 Cahuenga Blvd West, Los Angeles, California 90068 or by telephone at (323) 472-5461.

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This prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus, or any prospectus supplement. No one else is authorized to provide you with different information. You should not rely on any other representations. We are not making an offer of these securities in any state where the offer is not permitted. Our affairs may change after this prospectus or any prospectus supplement is distributed. You should not assume that the information in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing or incorporated by reference into this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a web site that contains information about us at http://www.mandalaydigital.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered thereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered thereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined and copied (upon payment of applicable fees) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The registration statement is also available to you on the SEC’s web site, http://www.sec.gov.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The following table itemizes the fees and expenses incurred or expected to be incurred by the Registrant in connection with the preparation and filing of this registration statement. All amounts in the table below are estimates, except the Securities and Exchange Commission and Financial Industry Regulatory Authority registration fees.

SEC registration Fee	$2,000
FINRA filing fee	2,500
Accounting fees and expenses	5,000
Legal fees and expenses	15,000
Transfer Agent Fees	1,000
Printing and Miscellaneous fees	2,500
Total	$28,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law provides that they are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our certificate of incorporation, as amended, and the indemnification provision included in our bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145. We have purchased directors and officers liability insurance.

Section 145 of the Delaware Law authorizes court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our certificate of incorporation, as amended, and our bylaws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, we enter into indemnification agreements with our officers and directors in the ordinary course.

ITEM 16.    EXHIBITS

See Exhibit Index which is incorporated herein by reference.

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ITEM 17.    UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided, however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 10, 2013.

MANDALAY DIGITAL GROUP, INC.

By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

/s/ Peter Adderton	Chief Executive Officer and Director	October 10, 2013
Peter Adderton	(Principal Executive Officer)

/s/Lisa Lucero	Principal Financial Officer	October 10, 2013
Lisa Lucero	(Principal Financial and Accounting Officer)

*	Director	October 10, 2013
Paul Schaeffer

*	Director	October 10, 2013
Christopher Rogers

*	Chairman of the Board	October 10, 2013
Peter Guber

*	Director	October 10, 2013
Rob Deutschman

*	Director	October 10, 2013
Jeff Karish

*	By:	/s/ Peter Adderton
	Name:	Peter Adderton
	Title:	Attorney-in-Fact

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement.*

2.1	Amended Disclosure Statement filed with the United States Bankruptcy Court for the Southern District of New York. (3)

2.2	Amended Plan of Reorganization filed with the United States Bankruptcy Court for the Southern District of New York. (3)

2.3	Order Confirming Amended Plan of Reorganization issued by the United States Bankruptcy Court for the Southern District of New York. (3)

2.4	Plan and Agreement of Merger, dated September 27, 2007, of NeuMedia Media, Inc., a Delaware corporation, and Mediavest, Inc., a New Jersey corporation. (4)

2.5	Certificate of Merger merging Mediavest, Inc., a New Jersey corporation, with and into NeuMedia Media, Inc., a Delaware corporation, as filed with the Secretary of State of the State of Delaware. (4)

2.6	Agreement and Plan of Merger, dated as of December 31, 2007, by and among NeuMedia Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P. (5)

2.7	Amendment to Agreement and Plan of Merger, dated as of February 12, 2008, by and among NeuMedia Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P. (6)

2.8	Certificate of Ownership merging Mandalay Digital Group, Inc. into Neumedia, Inc., dated February 2, 2012. (1)

3.1	Certificate of Incorporation. (4)

3.2	Certificate of Amendment of Certificate of Incorporation, dated August 14, 2012. (7)

3.3	Certificate of Amendment of Certificate of Incorporation, dated March 28, 2013. (8)

3.4	Certificate of Correction of Certificate of Amendment, dated April 9, 2013. (8)

3.5	Bylaws. (4)

3.6	Certificate of Amendment of the Bylaws of NeuMedia, Inc., dated February 2, 2012. (9)

4.1	Specimen Stock Certificate evidencing the shares of common stock (10)

5.1	Opinion of Manatt, Phelps & Phillips, LLP (2)

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of SingerLewak LLP (2)

24.1	Powers of Attorney (11)

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(*)	To be filed, when appropriate, by amendment or as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(1)	Incorporated by reference from Registrant’s Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 26, 2012 for the year ended March 31, 2012.

(2)	Filed herewith.

(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB (File No. 000-10039), filed with the Commission on December 2, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-10039), filed with the Commission on January 2, 2008.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 12, 2008.

(7)	Incorporated by reference to Appendix B of the Registrant’s Definitive Information Statement on Form 14-C (File No. 000-10039), filed with the Commission on July 10, 2012.

(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013.

(9)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 7, 2012.

(10)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-189783), filed with the Commission on July 3, 2013.

(11)	Previously filed.

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